                                                                     EXHIBIT 5

                  [BERRY, MOORMAN, KING & HUDSON LETTERHEAD]




                                         DETROIT OFFICE

                                        September 4, 1996

National TechTeam, Inc.
22000 Garrison Avenue
Dearborn, MI  48124

        Re:  Registration Statement on Form S-3

Gentlemen/Madame:

        We have acted as counsel for National TechTeam, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, File No. 33-10687 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act") of 3,450,000 of the Company's common stock, par value $.01 per share (the "Common Stock").

        Based upon our examination of such documents, instruments and other matters as we deem relevant, it is our opinion that the Common Stock, when issued and sold by the Company, will have been duly authorized and, when issued and sold by the Company as described in the Registration Statement and in the manner set forth in the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.



                                        Very truly yours,

                                        BERRY, MOORMAN, KING & HUDSON, P.C.

                                        By:  Robert A. Hudson
                                             -----------------------------
                                             Robert A. Hudson



RAH:gam